SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2012

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (264) 461-2646

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On February 27, 2012, we entered into a Stock Option Extension Agreement with Mr. Jason Williams (CEO), Mr. Christopher Mark Devereux (Director) and certain staff dated February 27, 2012 (the "Extension Agreement") for their stock options expiring February 28, 2012. The Extension Agreement provides that the following may exercise their vested stock options as of February 28, 2014, at the existing stock option price of $0.27.

Mr. Jason Williams	175,000 options
Mr. Christopher Mark Devereux	175,000 options
Staff	10,000 options

On February 27, 2012, we entered into a Stock Option Extension Agreement with Mr. Tryon Williams (Executive Chairman) and Mr. Henry Bromley (CFO) dated February 27, 2012 (the "Extension Agreement") for their stock options expiring March 5, 2012. The Extension Agreement provides that the following may exercise their vested stock options as of March 5, 2013, at the existing stock option price of $0.33.

Mr. Tryon Williams	100,000 options
Mr. Henry Bromley	175,000 options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, LTD.

(Registrant)

Date : February 28, 2012                               By:    /s/ J. M. Williams

J.M. WILLIAMS,

President and Director